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                                                                     EXHIBIT 1.1

____________ Shares


                                  CDNOW, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                               ___________, 1998


BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES, INC.
   As Representatives of the several Underwriters
   named in Schedule A hereto
c/o BT Alex. Brown Incorporated
1 South Street
Baltimore, Maryland  21202


Dear Sirs:

          1. INTRODUCTORY. CDnow, Inc., a Pennsylvania corporation (the "Company"), proposes to sell to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of _____________ shares of Common Stock, no par value share (the "Common Stock"), of the Company. The aggregate of ____________ shares so proposed to be sold is hereinafter referred to as the "Firm Stock". At the Underwriters' option, the selling stockholders named in Schedule B hereto (the "Selling Stockholders") propose to sell to the Underwriters up to an additional _________ shares of Common Stock and the Company proposes to sell to the Underwriters up to an additional ________ shares of Common Stock (collectively, the"Option Stock"). The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock". BT Alex. Brown Incorporated ("Alex. Brown") and the other Representatives are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

          2. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

                      (i) A registration statement on Form S-1 (File No. 333-41241), with respect to the Stock, including any prospectuses included therein, copies of which have heretofore been delivered to you, has been prepared by the Company
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     and has been filed under the Securities Act of 1933, as amended (the
     "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; one or more preeffective amendments to such registration statement, including an amended preeffective prospectus, copies of which filings have heretofore been delivered to you, have also been so prepared and filed. Such registration statement at the time which it became or becomes effective is referred to hereinafter as the "Registration Statement". If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock, in the form in which it is filed, that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

                      (ii) The Commission has not issued or, to the knowledge of the Company, threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at the time when it became or becomes effective, the Registration Statement conformed or will conform in all material respects to the requirements of the Securities Act. If the Registration Statement was declared effective prior to the execution and delivery of this Agreement, on the date the Registration Statement was declared effective, the Registration Statement conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, at the time of the filing

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     of the Prospectus pursuant to Rule 424(b), the Prospectus will conform in all material respects to the requirements of the Securities Act and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If the Registration Statement is declared effective subsequent to the execution and delivery of this Agreement, on the date the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, and on the date the Registration Statement is declared effective, neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no permit, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such permits, leases, contracts, agreements or documents contained in the Registration Statement fairly presents in all material respects the information called for by the Securities Act and the Rules and Regulations with respect to such permits, leases, contracts, agreements or documents and fairly summarize in all material respects the matters referred to therein.

                      (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business affairs, management, business prospects or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock (other than pursuant to the exercise of outstanding stock options or warrants) of the Company and its subsidiaries which is material to the Company and its subsidiaries considered as a whole.

                      (iv) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present in all material respects, on the basis stated in the Registration Statement, the financial position and the results of operations and cash flows of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the

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     Prospectus. The selected financial and statistical data set forth in the
     Prospectus under the captions "Selected Financial And Operating Data" are in conformity with the Rules and Regulations. The pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information and the assumptions used in preparing such information are reasonable.

                      (v) Arthur Andersen LLP, who has expressed its opinion on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                      (vi) The Company has and each of its subsidiaries has been duly organized and is validly existing and in good standing (validly subsisting with respect to the Company) as a corporation under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and to conduct its businesses as described in the Prospectus; except as described in the Prospectus, the Company is and each of its subsidiaries is in possession of and operating in compliance with all material grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective businesses, all of which are, to the Company's knowledge, valid and in full force and effect; and, except as described in the Prospectus, the Company is and each of its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has and each of its subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate their respective properties and conduct their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus except where the failure to have any such consent, approval, authorization, order, registration, qualification, license and permit would not have a Material Adverse Effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns 100% of the capital stock of CDnow Investments, Inc and CDnow Trademarks, Inc., in each case, free and clear of any liens, encumbrances, equities or claims. Other than the ownership of not more than 5% of the securities of any publicly traded corporation, the Company does not directly or indirectly own or control any other corporations or entities.

                      (vii) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Dates (as defined below), as set forth under

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     the heading "Capitalization" in the Prospectus; the outstanding shares of common stock (including the outstanding shares of Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; have been duly authorized for quotation on the Nasdaq National Market, subject to official notice of issuance; have been issued in compliance with all federal and state securities laws; and have not been issued in violation of (other than violations subsequently cured and waived) or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus, neither the Company nor its subsidiaries have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into capital stock, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the options or other rights granted or exercised under the Company's 1996 Equity Compensation Plan (the "Plan") or other arrangements as set forth in the Prospectus, fairly present in all material respects the information required to be shown with respect to such options and rights. All outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

                      (viii) The shares of Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

                      (ix) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or affiliates is a party or of which any property of the Company or any subsidiary or affiliate is subject, that are required to be described in the Registration Statement or the Prospectus that are not so described. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body that is not described in the Prospectus.

                      (x) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their properties is or may be bound, the Articles of Incorporation or By-laws of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties or will result in the

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     creation of a materially burdensome lien on any of the properties of the
     Company or any of its subsidiaries.

                      (xi) No consent, approval, authorization or order of any court or governmental agency or body or self-regulatory body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                      (xii) The Company has the full corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, or by general equitable principles regardless of whether considered in a proceeding at law or in equity.

                      (xiii) Subject to such qualifications as are set forth in the Prospectus, the Company is and its subsidiaries are in all material respects in compliance with, and are currently conducting their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of each court or governmental agency or body having jurisdiction over the Company and its subsidiaries except where the failure to be in compliance or to so conduct their businesses would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; to the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries.

                      (xiv) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, except for those taxes (i) for which the Company has established adequate reserves in its financial statements or (ii) that, in the aggregate, the Company's failure to pay would not have a Material Adverse Effect.

                      (xv) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to

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     exercise such right within the time or times required under the terms and conditions of such right.

                      (xvi) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                      (xvii) Except as described in the Prospectus, the Company and its subsidiaries own, possess or have a valid right to use all trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses. To the Company's knowledge, except as described in the Prospectus, no claim has been made against the Company or its subsidiaries alleging the infringement by the Company or its subsidiaries of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person. Except as set forth in the Prospectus, (including, without limitation, uncertainties relating to making content available in Germany and the possibility that distributors in foreign countries may seek to enjoin the sale of music-related items by an Internet retailer) the Company's business as now conducted and as proposed to be conducted does not and, to its knowledge, will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person.

                      (xviii) The Company and its subsidiaries have performed all material obligations required to be performed by them under any indenture, mortgage, deed of trust, note agreement or other material agreement or instrument to which they are a party or by which they or any of their properties may be bound, and neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party to such indenture, mortgage, deed of trust, note agreement or other agreement or instrument is in default under or in breach of any such obligations which default or breach would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

                      (xix) The Company is not involved in any labor dispute nor to the Company's knowledge is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with

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     respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

                      (xx) The real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and binding leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole or as are described in the Prospectus.

                      (xxi) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                      (xxii) The inventory of the Company and its subsidiaries is in fit and merchantable condition and can be sold in the ordinary course of business at the carrying value of such inventory, as shown on the Company's consolidated financial statements, subject, however, to pricing reductions in the ordinary course of business.

                      (xxiii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (xxiv) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                      (xxv) Neither the Company nor any of its subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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               (b)    REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE
SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to the several Underwriters that such Selling Stockholder:

                      (i) Now has, and on the Option Closing Date (as hereinafter defined) will have, valid title to the Stock to be sold by such Selling Stockholder, free and clear of any Adverse Claim within the meaning of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania ("Adverse Claim") and has full legal right and capacity to enter into this Agreement, the Power of Attorney and the Custody Agreement (each as hereinafter defined).

                      (ii) Now has, and on the Option Closing Date will have, upon delivery of and payment for each share of Stock being sold by such Selling Stockholder hereunder, full legal right and capacity required by law to sell, transfer, assign and deliver such shares, and no consent, approval, authorization or order of any court or governmental agency or body or self-regulatory body is required for the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except such as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or under the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters; and, upon delivery and payment for such shares as contemplated hereby, the several Underwriters will acquire valid title to such shares, free and clear of any Adverse Claim.

                      (iii) Has duly executed and delivered a power of attorney in substantially the form heretofore delivered to the Representatives (the "Power of Attorney"), appointing Jason Olim and Joel Sussman, and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Stock to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

                      (iv) Has duly executed and delivered a custody agreement in substantially the form heretofore delivered to the Representatives (the "Custody Agreement"), with StockTrans, Inc., as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

                      (v) Has, by execution and delivery of each of this Agreement, the Power of Attorney and the Custody Agreement, created valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally,

                                      -9-
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     or by general equitable principles regardless of whether considered in a proceeding at law or in equity.

                      (vi) The performance of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust, loan agreement, lease, franchise, license or other material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, or any judgment of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or to such Selling Stockholder's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of his properties.

                      (vii) The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus fairly presents in all material respects the information called for by Item 507 of Regulation S-K of the Rules and Regulations with respect to such Selling Stockholder.

                      (viii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Securities Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

               Each Selling Stockholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for coupled with and subject to the interests of the Underwriters, the Company and the other Selling Stockholders hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are to that extent irrevocable other than as set forth in the Power of Attorney and the Custody Agreement; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or any other such event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity or other such event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity or such other event.

          3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS--CLOSING DATES. The Company agrees to sell to the Underwriters the Firm Stock on the basis

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of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company; the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 12 hereof.

          The purchase price per share to be paid by the Underwriters to the Company will be $_________ per share (the "Purchase Price").

          The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company not later than the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds, payable to the order of the Company, all, as selected by Alex. Brown, at the offices of (x) Alex. Brown, Baltimore, Maryland or (y) Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The time and date of the delivery and closing shall be at 10:00 A.M., Baltimore Time), on ________, 1998. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and Alex. Brown. The First Closing Date may be postponed pursuant to the provisions of Section 12.

          The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., Baltimore Time, on the business day preceding the First Closing Date at the offices of (x) Alex. Brown, Baltimore, Maryland or (y) Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, as selected by Alex. Brown.

          It is understood that Alex. Brown or the other Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholders on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Alex. Brown or the other Representative shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

          The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as set forth in the Prospectus as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering.

          For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Selling Stockholders and the Company hereby grant to the Underwriters an option to purchase, severally and not jointly, up to the aggregate number of shares of Option Stock set forth opposite each Selling Stockholder's name on Schedule B hereto, plus up to an aggregate of __________ shares from the Company, for an aggregate of up to ___________ shares. The price per share to be paid for the Option Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Option Stock at any time prior to or after the First Closing Date (with notice of such exercise to be made at least two (2) business days prior to the closing date of the sale of the Option Stock), but may not be exercised more than once and such exercise must occur not more than thirty (30) days subsequent to the effective date of this Agreement. No Option Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Option Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company and the Selling Stockholders.

          The option granted hereby may be exercised by the Underwriters by giving written notice from Alex. Brown to the Company and the Selling Stockholders setting forth the number of shares of the Option Stock to be purchased by them and the date and time for delivery of and payment for the Option Stock. Each date and time for delivery of and payment for the Option Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".) All purchases of Option Stock from the Company and the Selling Stockholders shall be made in the same proportion as the number of shares of Option Stock set forth opposite the Company's and such Selling Stockholder's name on Schedule B hereto bears to the total number of shares of Option Stock set forth on Schedule B. Option Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company and the Selling Stockholders shall sell to the Underwriters the number of shares of Option Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

          The Company and the Selling Stockholders will deliver the Option Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Stockholders no later than the second full business day preceding the Option Closing Date, against payment of the aggregate Purchase Price therefor by wire transfer of same-day funds, payable as directed by the Company and the Custodian (or such Selling Stockholder, as the case may be), all at the offices of (x) Alex. Brown, Baltimore, Maryland or (y) Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, as selected by Alex. Brown. The Company and the Selling Stockholders shall make the certificates for the Option Stock available to the Underwriters for examination not later than 10:00 A.M., Baltimore Time, on the business day preceding the Option Closing Date at the offices of (x) Alex. Brown, Baltimore, Maryland or (y) Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, as selected by Alex. Brown. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Company, the Selling Stockholders and Alex. Brown. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

          If on the Closing Date, any Selling Stockholder fails to sell the Option Stock which such Selling Stockholder has agreed to sell on such date as set forth in Schedule B hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Option Stock which such Selling Stockholder has failed to so sell, as set forth in Schedule B hereto, or such lesser number as may be requested by the Representatives.

          4. COVENANTS AND AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company covenants and agrees with the several Underwriters that:

               (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its reasonable commercial efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its reasonable commercial efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its reasonable commercial efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, if it has not yet become effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and in the event of the institution of such proceedings, will use its reasonable commercial efforts to prevent the issuance of any such stop order and to obtain as soon as is reasonably practicable the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing within a reasonable time or which is not in compliance with the Securities Act and the Rules and Regulations.

               (b) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration

Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Securities Act.

               (c) The Company will deliver to the Representatives, at or before the First Closing Date, 4 signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the reasonable order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the reasonable order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters on whose behalf such request is made.

               (d) The Company will make generally available to its stockholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the date upon which the Registration Statement was declared effective.

               (e) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions in the United States as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business, to file a general consent to service of process or subject itself to taxation in any such jurisdiction where it is not now so subject nor shall the Company or any stockholder of the Company be required to escrow or forfeit any shares that they currently hold. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives (which the Representatives covenant to provide), use its reasonable commercial efforts to obtain the withdrawal hereof.

               (f) The Company will furnish to its stockholders annual reports containing financial statements certified by independent public accountants. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports or communication (financial or other) which the Company shall make available to any of its stockholders generally as such and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, or the NASD or any national securities exchange. Similar reports shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

               (g) The Company has received approval for listing the Stock, subject to official notice of issuance, on the Nasdaq National Market.

               (h) The Company will maintain a transfer agent and a registrar (if required by its jurisdiction of incorporation) for its Common Stock.

               (i) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or other derivative securities whose value is derived form the value of the Common Stock during the 180 days following the date of the Prospectus, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants and of stock options which are presently outstanding and described in the Prospectus or pursuant to employee benefit plans described in the Prospectus.

               (j) Except to the extent arising from conditions beyond the control of the Company, the Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus.

               (k) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

               (l) Prior to the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

               (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Stock in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

               (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

               Each of the Selling Stockholders covenants and agrees with the several Underwriters that:

                    (i) Without the prior written consent of Alex. Brown, he will not, directly or indirectly (a) offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of common stock of the Company ("Shares") which may be deemed to be beneficially owned by him on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and Shares which may be issued to him upon exercise of a stock option or warrant owned by him other than Shares purchased in the open market, or (b) enter into any Hedging Transaction (as defined below) relating to such Shares (each of the foregoing classes (a) and (b) are hereinafter referred to as a "Disposition") for a period of 180 days after the effective date of the Registration Statement (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude each Selling Stockholder from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition by him during the Lock-Up Period even if the securities would be disposed of by someone other than him. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares; provided that the exercise of an option or warrant to purchase Shares or the conversion of any convertible securities into Shares shall not be a Hedging Transaction. Notwithstanding the foregoing, a Selling Stockholder may transfer by gift, will or intestacy any or all of the Shares beneficially owned by him; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Section 4(i), and there shall be no further transfer of such Shares except in accordance with the terms of this
     Section 4(i).

                    (ii) Each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable.

                    (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          5.   PAYMENT OF EXPENSES.

               (a) The Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the Company and the Selling Stockholders under this Agreement, including the following: the fees and expenses of the Company's independent public accountants; the fees and disbursements of counsel for the Company and the Selling Stockholders (except as expressly provided below with respect to counsel to be paid for by the Selling Stockholders and except as provided in Sections 4(b) and (c) hereof); the filing fees of the Commission; the costs of preparing stock certificates (including printing and engraving costs); all fees and expenses of the registrar and transfer agent for the Common Stock; all necessary transfer and other stamp taxes in connection with the issuance and sale of the Stock by the Company to the Underwriters hereunder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectus, Prospectus and any supplements or amendments thereto except as provided in Sections 4(b) and (c) hereof; the NASD filing fees incident to securing any required review by the NASD of the terms of the sale of the Stock; the listing fee of the Nasdaq National Market; and the expenses, including the reasonable and ordinary fees and disbursements of counsel for the Underwriters incurred in connection with review by the NASD of the terms of the sale of the Stock and exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer or sale under the Blue Sky or other securities laws of such jurisdictions within the United States as the Representatives may designate. To the extent, if at all, that any Selling Stockholder engages special legal counsel to represent such Selling Stockholder in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than the fees ordinary incident to securing any required review by the NASD and those related to qualification under state securities or "blue sky" laws), except as provided in
Section 11 hereof.

               (b) Each Selling Stockholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, and all transfer, stamp and other taxes incident to the sale and delivery of the Stock to be sold by such Selling Stockholder to the Underwriters hereunder.

          6.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter

(collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including, except as set forth below with respect to counsel fees, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith) which may be based upon the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or the Registration Statement or the Prospectus as amended or supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company or any subsidiary by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that neither the Company nor any Selling Stockholder will be liable to any Underwriter Indemnified Party with respect to any loss, claim, damage, expense or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in the Preeffective Prospectus which is corrected in the Prospectus if the person asserting such loss, claim, damage, expense or liability was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of Stock to such person. In no event shall the liability of any Selling Stockholder to the Underwriter Indemnified Parties under this Agreement (including, without limitation, liabilities arising with respect to such Selling Stockholder's representations hereunder) exceed the proceeds, net of underwriting discounts and commissions, received by such Selling Stockholder from the Underwriters in the offering of the stock and net of any damages that the Selling Stockholder was otherwise required to pay by reason of such untrue or allegedly untrue statement or omission. The Company or such Selling Stockholder will be entitled to participate at its own expense in the defense or, if the Company so elects, the Company will be entitled to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the Company Indemnified Parties and Stockholder Indemnified Parties shall not, collectively in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all Underwriter Indemnified Parties. The Company and the Selling Stockholders against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without the consent of the Company or such Selling Stockholder, as applicable. In no case is the Company or any Selling Stockholder to be liable with respect to any claims made against any Underwriter Indemnified Party against whom the action is brought unless such Indemnified Party shall have notified the

Company and the Selling Stockholders in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter Indemnified Party, but failure to notify the Company and the Selling Stockholders of such claim shall not relieve them from any liability which they may have to any Underwriter Indemnified Party otherwise then on account of its indemnity agreement contained in this paragraph. This indemnity agreement is not exclusive and will be in addition to any liability which the Company or any Selling Stockholder might otherwise have.

               (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each person named as a prospective director in the Registration Statement, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act (collectively, the "Stockholder Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, except as set forth below with respect to counsel fees, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or the Registration Statement or the Prospectus, as amended or supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Stockholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Stockholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Stockholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Stockholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Stockholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) the Underwriters shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit includes any such Company Indemnified Parties or Selling Stockholder Indemnified Parties and the Underwriters, and the

Underwriters or such Company Indemnified Parties have been advised by counsel to the Company (in the case of the Company Indemnified Parties) or the Selling Stockholders (in the case of the Selling Stockholder Indemnified Parties) that one or more legal defenses may be available to it or them which may not be available to the Underwriters, in which case the Underwriters shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. It is understood that the Underwriter Indemnified Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all Company Indemnified Parties and Stockholder Indemnified Parties. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Stockholder Indemnified Party.

               (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters on the other, from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any the relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

          (d) Notwithstanding anything in this Agreement to the contrary, (i) no Selling Stockholder shall be required to make any payment to any Underwriter Indemnified Party under this Section 6 or on account of the breach of any representation, warranty, covenant or agreement set forth in this Agreement unless Option Stock is purchased from such Selling Stockholder by the Underwriters; (ii) the liability of any Selling Stockholder to the Underwriter Indemnified Parties pursuant to this Section 6 or as a result of the breach of any representation, warranty, covenant or agreement of such Selling Stockholder set forth in this Agreement shall be limited to the proceeds received by such Selling Stockholder from the Underwriters in the offering of the Stock, net of underwriting discounts and commissions, and net of any damages the Selling Stockholder has otherwise been required to pay by reason of any untrue or alleged untrue statement in any Preeffective Prospectus, the Registration Statement or the Prospectus, or by reason of any omission or alleged omission therefrom, (iii) no Selling Stockholder shall be required by this Section 6 to make any payment to any Underwriter Indemnified Party until such time as such Underwriter Indemnified Party has asserted a claim for such payment against the Company and such claim cannot be satisfied by the Company in accordance with the provisions of this Section 6.

          7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their officers or directors or any controlling persons, and shall survive delivery of and payment for the Stock, provided that the indemnities, covenants, agreements, representations, warranties and other statements of the Selling Stockholders shall terminate if the Option has not been exercised.

          8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates (except that representations and warranties qualified by materiality shall be true and correct in all respects), of the representations and warranties made herein by the Company and the Selling Stockholders, and to compliance in all respects at and as of the Closing Dates by the

Company and the Selling Stockholders with their covenants and agreements herein contained, and to the following additional conditions:

          (a) The Registration Statement, if not heretofore effective, shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

          (b) Neither the Registration Statement nor the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of fact which in the reasonable opinion of counsel to the Representatives is material or omits to state a fact which in the reasonable opinion of counsel to the Representatives is material, required to be stated therein or necessary to make the statements therein not misleading.

          (c) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Representatives.

          (d) The Representatives shall have received from Arthur Andersen LLP, independent certified public accountants, a letter, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (c) of this Section 8.

          (e) The Representatives shall have received from Morgan Lewis & Bockius LLP, counsel for the Company, an opinion, dated the Closing Dates, to the effect set forth in Exhibit I hereto.

          (f) The Representatives shall have received from Morgan Lewis & Bockius LLP, counsel for Jason and Matthew Olim, an opinion dated the Closing Dates to the effect set forth in Exhibit II hereto.

          (g) The Representatives shall have received from Schnader Harrison Segal & Lewis LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as Alex. Brown may reasonably request, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (h) The Representatives shall have received a certificate, dated the Closing Dates, of the Company signed on its behalf by the president and the chief financial officer of the Company in which such officers shall state to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

               (ii) as of the date of such certificate, the Prospectuses, as amended or supplemented through such date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent not in the ordinary course of business, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business affairs, management, business prospects or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock (other than pursuant to the exercise of outstanding stock options or warrants and conversion of preferred stock) of the Company and its subsidiaries which is material to the Company and its subsidiaries considered as a whole;

               (iv) The representations and warranties of the Company in this Agreement are true and correct in all material respects (except that representations and warranties qualified by materiality shall be true and correct in all respects) at and as of the Closing Dates, and the Company has complied in all material respects with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

          (i) The Representatives shall have received a certificate or certificates, dated the Closing Dates, of each Selling Stockholder to the effect that as of the Closing Dates such Selling Stockholder's representations and warranties in this Agreement are true and correct in all material respects as if made on and as of the Closing Dates (except that representations and warranties qualified by materiality shall be true and correct in all respects), and that he has performed in all material respects all his obligations and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to the Closing Dates.

          (j) Each officer, director and employee of the Company and each of the Selling Stockholders has furnished to you, on or prior to the date of this agreement, a letter or letters (the "Lock-up Letters") in the substantially the form attached as Exhibit C hereto.

          (k) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance.

All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives in their reasonable judgment. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement unless such failure to satisfy results from any default or omission on the part of any Underwriter, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the First Closing Date, but Alex. Brown shall be entitled to waive any of such conditions.

          9. EFFECTIVE DATE. This Agreement shall become effective immediately.

          10. TERMINATION. This Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange or Nasdaq National Market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York State or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or on the Nasdaq National Market; (iii) if following the date of this Agreement and prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any material adverse change in financial markets or any calamity or crisis which, in the reasonable judgment of the Representatives, make it impractical or inadvisable to offer or sell the Firm Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which is material and adverse and in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock on the terms contemplated by the Prospectus; or (v) pursuant to Section 8.

          11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives under Section 8 or Section 10 (other than a termination due to any failure, refusal or inability by the Company or any Selling Stockholder to perform any covenant or satisfy any condition of this Agreement on their part to be performed or satisfied which is due to the default or omission of any Underwriter or any Selling Stockholder), the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives; provided, that the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Stock.

          12. SUBSTITUTION OF UNDERWRITERS. If on the First Closing Date any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder (otherwise than by reason of default on the part of the Company or the Selling Stockholders), you, as Representatives of the Underwriters, shall use your reasonable commercial efforts to procure within 48 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the shares of Stock which the defaulting Underwriter or Underwriters failed to purchase. If during such 48 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the shares of Stock agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase, or (b) if the aggregate number of shares of Stock with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 48-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company and the Selling Stockholders.

          If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. The term "Underwriter" herein includes any person or entity substituted for a defaulting underwriter hereunder. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except for the provisions of Section 6.

          13.  NOTICES.  All communications hereunder shall be in writing and,
(i) if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as the Representatives c/o BT Alex. Brown Incorporated at 1 South Street, Baltimore, Maryland 21202, Attention: Jay S. Eastman, Principal, with copies to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: General Counsel and Alan H. Lieblich, Esquire, Schnader Harrison Segal & Lewis LLP, 1600 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103, except that notices given to an Underwriter pursuant to
Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives and (ii) if sent to the Company or any Selling Stockholder, shall be mailed, delivered or telegraphed and confirmed c/o CDnow, Inc., 610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046, Attention: Jason Olim.

          14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

          15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

          16. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by you, as Representatives, or individually as a Representative, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on the Selling Stockholders.

          17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) thereto as are necessary to make it valid and enforceable.

          18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

          The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Exchange Act and the information under the caption "Underwriting" in the Prospectus.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Stock under this Agreement; provided, that if the Underwriters do not exercise their option to purchase the Option Stock within the time period set forth in this Agreement for such exercise, the reimbursement, indemnification and contribution agreements and the representations, warranties and covenants of the Selling Stockholders in this Agreement shall be void ab initio and have no force or
                                             -- ------
effect.

          19. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,

                                    CDNOW, INC.


                                    By:
                                       ------------------------------
                                       [            ]

                                    SELLING STOCKHOLDERS LISTED
                                    IN SCHEDULE B


                                    By:
                                       ------------------------------
                                       Attorney-in-fact


                                    By:
                                       ------------------------------
                                       Attorney-in-fact
                                       Acting on his own behalf and on behalf
                                       of the Selling Stockholders listed in
                                       Schedule B.

Accepted and delivered
as of the date first above
written.

By: BT ALEX. BROWN INCORPORATED
    NATIONSBANC MONTGOMERY SECURITIES, INC.

Acting on their own behalf
and as Representatives of several
Underwriters referred to in the
foregoing Agreement.


By:
   -------------------------
    Title:

                                   SCHEDULE A



                                    Number of Shares of
Name                                Firm Stock to be Purchased
----                                --------------------------

BT Alex. Brown Incorporated
NationsBanc Montgomery Securities, Inc.

                                   SCHEDULE B


                              Number of shares
                              of Option Stock
Seller                        to be sold
------                        ----------------

                                   EXHIBIT C

                                   EXHIBIT II


                        MATTERS TO BE COVERED IN OPINION
                   OF COUNSEL TO THE SELLING STOCKHOLDERS**


          1.   To the knowledge of such counsel, _____________________________
(the "Selling Stockholder") has valid title to the Stock to be sold by such Selling Stockholder, free and clear of any adverse claim within the meaning of the Uniform Commercial Code as in force in the Commonwealth of Pennsylvania and has the legal right and capacity to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement.

          2. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement (except such as may be required by the securities or "Blue Sky" laws of any jurisdiction as to which such counsel need express no opinion) in connection with the purchase and distribution of the Stock by the Underwriters except such as have been obtained or made, specifying the same.

          3. Each of the Underwriting Agreement, the Power of Attorney and the Custody Agreement has been executed and delivered by or on behalf of such Selling Stockholder, and are enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                                     -33-